Exhibit 5.1

140 Scott Drive
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FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
March 31, 2025	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
	Hong Kong	Singapore
Advanced Micro Devices, Inc.	Houston	Tel Aviv
2485 Augustine Drive	London	Tokyo
Santa Clara, California 95054	Los Angeles	Washington, D.C.
Madrid

Re:	Registration Statement on Form S-3; 9,076,810 Shares of Common Stock

To the addressee set forth above:

We have acted as special counsel to Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of up to 9,076,810 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, consisting of (a) 8,335,849 shares (the “Closing Shares”) of Common Stock issued as consideration upon the closing of the acquisition of ZT Group Int’l, Inc. (“ZT Group”) pursuant to that certain stock purchase agreement, dated as of August 17, 2024, by and among the Company, ZT Group and the other parties thereto (the “Purchase Agreement”), and (b) up to 740,961 shares (the “Contingent Shares” and, together with the Closing Shares, the “Shares”) of Common Stock issuable as contingent consideration pursuant to the Purchase Agreement. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 31, 2025 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

March 31, 2025

1.	The Closing Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

2.

The issuance of the Contingent Shares has been duly authorized by all necessary corporate action of the Company, and when the Contingent Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Purchase Agreement, the Contingent Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained therein under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP